EXHIBIT 23


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






 As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Form S-8 Registration Statements of KU Energy Corporation and Kentucky Utilities Company (File Nos. 33-44234 and 33-57087) of our reports dated January 30, 1995, included in or incorporated by reference in KU Energy Corporation's Form 10-K for the year ended December 31, 1994.



                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

 Chicago, Illinois
 March 9, 1995

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